UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22784	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

14303 Gateway Place, Poway, CA 92064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The information concerning the Option Agreement set forth below in Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 28, the Board of Directors of Gateway, Inc. (“Gateway”) elected Mr. Joseph G. Parham, Jr. to serve on its Board of Directors, effective January 1, 2005. In addition, Mr. Parham was named to the Compensation Committee and the Corporate Governance & Nominating Committee of the Board. There is no arrangement or understanding pursuant to which Mr. Parham was selected as a director, and there are no related party transactions between Gateway and Mr. Parham, reportable under Item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Parham’s election is attached as Exhibit 99.1 to this current report on Form 8-K.

In connection with Mr. Parham joining the Gateway Board, he will receive a non-employee director stock option grant to acquire 20,000 shares of Gateway common stock. The option grant price will be set at the closing price for Gateway common stock on December 31, 2004 as reported by the New York Stock Exchange. The option vests over three years and is otherwise granted on the same terms and conditions as the regular annual grant to non-employee members of the Board of Directors. A copy of the form of Option Agreement is attached as Exhibit 99.2 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release, dated December 28, 2004
99.2	Form of Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2004

GATEWAY, INC.

By:	/s/ Michael R. Tyler
Michael R. Tyler
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated December 28, 2004
99.2	Form of Option Agreement